UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2008

Federal-Mogul Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-52986	20-8350090
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

26555 Northwestern Highway, Southfield, Michigan	48033
(Address of principal executive offices)	(Zip Code)

(248) 354-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04	Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

As previously disclosed, Federal Mogul Corporation (“Old Federal-Mogul”) emerged from bankruptcy and its Plan of Reorganization became effective on December 27, 2007 (the “Effective Date”). On the Effective Date, Old Federal-Mogul merged with and into New Federal-Mogul Corporation, a Delaware corporation (the “Company”), with the Company as the surviving corporation and the Company changed its name to “Federal-Mogul Corporation.” On the Effective Date, certain securities of Old Federal-Mogul, including the outstanding shares of Old Federal-Mogul’s Common Stock and Series C ESOP Convertible Preferred Stock held by Old Federal-Mogul’s 401(k) Investment Program (the “401(k) Program”), Salaried Employees’ Investment Program (the “SEIP”), and the Employee Investment Program (the “EIP,” together with the 401(k) Program and the SEIP, the “Programs”) were cancelled and the holders thereof received in exchange therefor warrants (the “Warrants”) to purchase Class A Common Stock of the Company (“Class A Common Stock”). In addition, the Company elected to merge the SEIP into the 401(k) Program.

On December 21, 2007, Old Federal-Mogul filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “Regulation BTR 8-K”) reporting, among other things, that, in accordance with Regulation BTR, the directors and executive officers (as defined under Regulation BTR) of the Company had received notice from Old Federal-Mogul that they would not be able to exercise or sell the Warrants held by them in the Programs or trade any other equity securities of the Company, including the Class A Common Stock that they may receive in connection with their services or employment as a director or officer of the Company, for a period beginning on December 27, 2007 and estimated to end on or about March 31, 2008 (the “Blackout Period”).

While the Company originally anticipated that the transactions noted in the first paragraph above would conclude on or about March 31, 2008, they were able to be accomplished sooner. As a result, the Blackout Period ended on January 28, 2008 and the directors and executive officers of the Company are no longer subject to the restrictions on trading imposed under Regulation BTR. A notice was provided to directors and executive officers of the Company on January 29, 2008 advising them of the termination of the Blackout Period (“Notice”). A copy of the Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers Concerning Termination of the Blackout Period

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Federal-Mogul Corporation (Registrant)

Date: January 29, 2008		/s/ Robert L. Katz
	By:	Robert L. Katz
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Notice to Directors and Executive Officers Concerning Termination of the Blackout Period